UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

1-16483

(Commission File Number)

Virginia	52-2284372
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.” is hereby incorporated by reference into this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Revolving Credit Agreement.

On March 1, 2017, we entered into a revolving credit agreement (the “Revolving Credit Agreement”) for a 364-day senior unsecured revolving credit facility in an aggregate principal amount of $1.5 billion with the lenders named in the Revolving Credit Agreement; J.P. Morgan Chase Bank, N.A., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners; and JPMorgan Chase Bank, N.A. as administrative agent.

Under the Revolving Credit Agreement, we and certain of our subsidiaries that we may designate may borrow up to the aggregate amount of the unused commitments under the Revolving Credit Agreement. The Revolving Credit Agreement will terminate on February 28, 2018 (the “Termination Date”). We may extend the maturity of any loans outstanding on the Termination Date to February 28, 2019, subject to delivery of prior notice and satisfaction of other conditions. We also have the right, subject to certain conditions, to terminate in whole or reduce ratably in part the unused portions of the respective commitments of the lenders. All committed pro rata borrowings under the Revolving Credit Agreement will bear interest at a variable annual rate based on LIBOR or base rate, at our election, plus an applicable margin (as determined pursuant to the Revolving Credit Agreement). The applicable margin will be determined by reference to the rating of our long-term senior unsecured debt.

The Revolving Credit Agreement requires us to maintain a minimum shareholders’ equity of not less than $24.6 billion. The Revolving Credit Agreement’s definition of minimum shareholder equity excludes accumulated other comprehensive income or losses, the cumulative effects of any changes in accounting principles, and any income or losses recognized in connection with the ongoing application of any “mark-to-market” accounting adopted in respect of pension and other retirement plans. The Revolving Credit Agreement also contains customary representations, covenants and events of default.

We expect to use the Revolving Credit Agreement for general corporate purposes, including for working capital purposes, and to support our commercial paper program. Some of the lenders under the Revolving Credit Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, we and certain of our subsidiaries have entered into foreign exchange and other derivatives arrangements with certain of the lenders and their affiliates.

This description of the Revolving Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Revolving Credit Agreement, which is filed hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Revolving Credit Agreement, dated March 1, 2017, by and among Mondelēz International, Inc., the lenders, arrangers and agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Brian T. Gladden
Name:	Brian T. Gladden
Title:	Executive Vice President and Chief Financial Officer

Date: March 1, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Credit Agreement, dated March 1, 2017, by and among Mondelēz International, Inc., the lenders, arrangers and agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent.